FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2006, Telephone and Data Systems, Inc. ("TDS") received a notice from the staff of The New York Stock Exchange ("NYSE") dated April 3, 2006 indicating that TDS has been identified as late filer as a result of its failure to file its annual report on Form 10-K for the year ended December 31, 2005 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934. This notice relates to TDS debt securities that are traded on the NYSE under the symbols TDA and TDI. As a result of the prior delay in the filing of TDS's Form 10-Q for the period ended September 30, 2005, TDA is currently trading as TDA.LF and TDI is trading as TDI.LF, with the indicator "LF" standing for "Late Filer." As a result of the late filing of the Form 10-K for the year ended December 31, 2005, this indicator will remain in effect until TDS files both its Form 10-Q for the period ended September 30, 2005 and its Form 10-K for the year ended December 31, 2005. As previously disclosed, TDS also does not expect to file its Form 10-Q for the quarter ending March 31, 2006 on a timely basis and this will also result in non-compliance with the NYSE listing standards. TDS expects to regain compliance with such NYSE listing standards when it has filed with the Securities and Exchange Commission ("SEC") its Form 10-Q for the period ended September 30, 2005, its Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ending March 31, 2006.

Although TDS has not received a notice to such effect, TDS is also not in compliance with Sections 134 and 1101 of the American Stock Exchange ("AMEX") Company Guide and its listing agreement as a result of TDS's failure to file its annual report on Form 10-K for the year ended December 31, 2005 on a timely basis. TDS's Common Shares are traded on the AMEX under the symbol TDS and TDS's Special Common Shares are traded on the AMEX under the symbol TDS.S. As a result of the prior delay in the filing of TDS's Form 10-Q for the period ended September 30, 2005, TDS is currently trading as TDS.LF and TDS.S is currently trading as TDS.S.LF, with the indicator "LF" standing for "Late Filer." As a result of the late filing of the Form 10-K for the year ended December 31, 2005, this indicator will remain in effect until TDS files both its Form 10-Q for the period ended September 30, 2005 and its Form 10-K for the year ended December 31, 2005. As previously disclosed, TDS also does not expect to file its Form 10-Q for the quarter ending March 31, 2006 on a timely basis and this will also result in non-compliance with the AMEX listing standards. However, as previously disclosed, the AMEX granted TDS an extension until June 30, 2006 to regain compliance with AMEX listing standards. TDS expects to regain compliance with such AMEX listing standards when it has filed with the SEC its Form 10-Q for the period ended September 30, 2005, its Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ending March 31, 2006 on or prior to June 30, 2006.

Item 8.01. Other Events

As previously disclosed, TDS is restating its financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003 and certain selected financial data for 2001 and 2000. As a result, TDS has delayed the filing of its Form 10-Q for the quarter ended September 30, 2005. Also, as discussed above, TDS has failed to file its annual report on Form 10-K for the year ended December 31, 2005 on a timely basis and, further, does not expect to file its Form 10-Q for the quarter ending March 31, 2006 on a timely basis.

The restatements and the late filings of the Form 10-Q for the quarter ended September 30, 2005 and the Form 10-K for the year ended December 31, 2005 resulted in defaults under the revolving credit agreement between TDS and certain lenders, under a revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and a counterparty. In addition, the late filing of the Form 10-Q for the quarter ending March 31, 2006 will result in defaults under such revolving credit agreements and forward contracts. Neither TDS nor U.S. Cellular has failed to make and expects to fail to make any scheduled payment of

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principal or interest under such revolving credit agreements or forward contracts. TDS has received waivers under its revolving credit facilities, certain forward contracts and a bilateral line of credit related to defaults resulting from the restatements and delayed filings, subject to the condition that it files (i) its restatements and Form 10-Q for the period ended September 30, 2005 by April 30, 2006, (ii) its Form 10-K for the year ended December 31, 2005 by May 31, 2006 and (iii) its Form 10-Q for the quarter ended March 31, 2006 by June 30, 2006.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: April 7, 2006

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller